UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                           SCHEDULE 14C INFORMATION

            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934


Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]


Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[ ] Definitive Information Statement


                            Duska Therapeutics, Inc.
                 ------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:



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                      WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                          Duska Therapeutics, Inc.

                         Two Bala Plaza, Suite 300
                      Bala Cynwyd, Pennsylvania 19004
                           Phone: (610) 660-6690

                           INFORMATION STATEMENT
                        AND NOTICE OF ACTIONS TAKEN
              BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

This information is being provided to the shareholders of Duska Therapeutics, Inc. ("Duska"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing a twenty for one reverse stock split (the "Stock Split"). Duska's Board of Directors has approved the Reverse Split and Duska has obtained (by written consent) the approval of nine shareholders that are the record owners of 30,594,308 shares of common stock, which represents 62.8% of the total outstanding shares of Duska's common stock prior to the Reverse Split. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved this action on February 9, 2007 and recommended to effectuate a twenty for one (20:1) reverse split of the outstanding Common Stock, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of Duska Therapeutics, with no stockholder to be reduced below one hundred (100) shares, on a per stockholder of record basis, and with all fractional shares rounded up.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.
According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about February __, 2007. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was February 9, 2007, (the "Record Date").

Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, there were 48,751,510 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of
voting securities of the Company.   Each share of Common Stock entitles the
holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following Table sets forth the Common Stock ownership information as of February 9, 2007, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named. Percentage of Class is based on 48,751,510 issued and outstanding common shares.


Beneficial Ownership Table
--------------------------
                                                    Shares      Percentage
Name and Address of                              Beneficially       of
 Beneficial Owner                                  Owned (1)       Class
---------------------------                      ------------   ----------
John N. Kapoor, Ph.D.                            5,643,864 (2)     11.6%
Manuel Graiwer (3)                               5,516,921         11.3%
Livorno Latin American Promotions BV (4)         5,400,000         11.1%
Amir Pelleg, Ph.D.                               5,377,036 (5)     11.0%
Manfred Mosk, Ph.D.                              4,748,036 (6)      9.7%
Alexander Angerman (7)                           3,972,534          8.1%
Kleen Consult AG (8)                             3,708,250          7.6%
Sanford J. Hillsberg                             3,158,000 (9)      6.5%
Philip Sobol (10)                                2,624,691          5.4%
Anka Capital Ltd. (11)                           2,573,356          5.3%
David Benditt, M.D.                                125,000 (12)     0.3%
Wayne Lorgus                                        30,000 (12)     0.1%
Jane F. Kinsel, Ph.D.                                    0            *
Donald Alan McAfee, Ph.D.                                0            *

o  Less than 0.1%





All executive officers and directors as a group (five persons) 5,532,036 (13)


1. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder. Address for directors and officers is: Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004
2. With the exception of 140,000 shares subject to options held by Dr. Kapoor, all of the shares shown are held by Dr. Kapoor's trust, of which Dr. Kapoor is trustee. Includes 4,095,815 shares subject to warrants.
3. Manuel Graiwer's, c/o Graiwer & Kaplan APC, 3600 Wilshire Blvd., Suite 2100, Los Angeles, CA 90010
4. Livorno Latin American Promotions BV, Scharlooweg 61, P.O. Box 210, Willemstad, Curacao, Netherlands Antilles
5.  Includes 1,461,281 shares subject to warrants and options.
6. Includes 85,836 shares, including 27,918 shares subject to warrants, owned of record by Technomedics Management & Systems, Inc. of which Dr. Mosk is the controlling stockholder. Also includes an additional 1,147,000 shares subject to options. Dr. Mosk's address is P.O. Box 3207, Redondo Beach, CA 90227.
7.  Alexander Angerman, 356 N. McCadden Place, Los Angeles, CA  90004
8.  Kleen Consult AG, Untermuli 6, Zug, Switzerland 6300
9. Includes 49,200 shares owned of record by the Hillsberg Family Trust, of which Mr. Hillsberg is a co-trustee. Also includes 597,000 shares subject to options. Excludes 321,836 shares, including 282,918 shares subject to options and warrants, owned beneficially by Troy & Gould Professional Corporation of which Mr. Hillsberg is a member and shareholder. Mr. Hillsberg's address is c/o Troy & Gould Professional Corporation, 1801 Century Park East, 16th Fl, Los Angeles, CA 90067-2367.
10. Philip Sobol, 3230 Iredell Lane, Studio City, CA  91604
11. Anka Capital Ltd., Room 2105, West Tower, Shun Tak Centre, 168-200 Connaught Road, Central, Hong Kong
12. All of the shares shown are subject to options.
13. Includes 1,491,281 shares subject to warrants and options.

Purpose and Effect of Reverse Stock Split
-----------------------------------------

Our board of directors believes the twenty for one (20:1) reverse stock split is necessary to increase the effective marketability of its common stock to institutional buyers and to enhance the liquidity of the common stock so that the Company can better access capital markets. Duska will not issue any certificates representing fractional shares of Duska's common stock in the transaction, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of Duska. Any resulting fractional shares shall be rounded up. Any shareholder who owns 2,000 or fewer common shares will receive one hundred shares. This reverse stock split will reduce the number of issued and outstanding common shares from 48,751,510 to 2,437,575 common shares and have no effect on the authorized number of shares.

The board of directors of Duska may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Duska through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the Reverse Stock Split with the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these change, include the reverse stock split will have on the market price of the Company's common stock.

No Dissenter's Rights
---------------------

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Nevada Anti-Takeover Provisions
-------------------------------

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Duska. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Duska shares, unless the transaction is approved by Duska's Board of Directors. The provisions also prohibit Duska from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Duska .

Conclusion
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.



For the Board of Directors of
Duska Therapeutics, Inc.


By:  /s/ Amir Pelleg
     --------------------------------
         Amir Pelleg, Ph.D.
         President


Date:  February ___, 2007


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